   As filed with the Securities and Exchange Commission on September 3, 1998
                                                     Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                          Coulter Pharmaceutical, Inc.

                                  ------------

       Delaware                                          94-3219075
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                  ------------

                          Coulter Pharmaceutical, Inc.
                              550 California Avenue
                           Palo Alto, California 94306
                    (Address of principal executive offices)

                                  ------------

                     1996 Equity Incentive Plan, as amended
                            (Full title of the plans)


                                Michael F. Bigham
                      President And Chief Executive Officer
                          Coulter Pharmaceutical, Inc.
                        550 California Avenue, Suite 200
                            Palo Alto, Ca 94306-1440
                                 (650) 849-7500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------

                                   Copies to:
                              James C. Kitch, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                            Palo Alto, Ca 94306-2155
                                 (650) 843-5000

                                  ------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

 TITLE OF SECURITIES      AMOUNT TO BE     PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
  TO BE REGISTERED         REGISTERED      OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION FEE
                                                  SHARE (1)               PRICE
======================= ================ ======================  ======================  ==================
Stock Options and
Common Stock (par
value $.001)                1,400,000             $18.25              $25,550,000             $7,537.25
======================= ================ ======================  ======================  ==================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on September 2, 1998 as reported on the NASDAQ National Market System.
================================================================================

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The contents of Registration Statement on Form S-8 (F.6 No. 333-23265) filed with the Securities and Exchange Commission ("SEC") on March 13, 1997 are incorporated by reference herein.


                                    EXHIBITS

EXHIBIT
NUMBER
-------
 5.1            Opinion of Cooley Godward LLP

 23.1           Consent of Ernst & Young LLP

 23.2           Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

 24             Power of Attorney is contained on the signature pages.

 99.1           1996 Equity Incentive Plan, as amended as of  May 22, 1998.

*99.2           Form of Incentive Stock Option Agreement used in connection with the 1996 Equity
                Incentive Plan.

*99.3           Form of Nonstatutory Stock Option Agreement used in connection with the 1996 Equity
                Incentive Plan.

---------
* Documents incorporated by reference from the Registrant's Registration Statment on Form S-1 (File No. 333-17661) filed with the SEC on December 11, 1996.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on September 3, 1998.


                                        COULTER PHARMACEUTICAL, INC.

                                        /s/ Michael F. Bigham
                                        -----------------------------------
                                        Michael F. Bigham
                                        President & Chief Executive Officer




                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Bigham and William G. Harris, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                    TITLE                                         DATE
       /s/ Michael F. Bigham                 President, Chief Executive Officer      September 3, 1998
---------------------------------------      and Director
          (Michael F. Bigham)


       /s/ William G. Harris                 Vice President and Chief Financial      September 3, 1998
---------------------------------------      Officer (Principal Financial and
          (William G. Harris)                Accounting Officer)


       /s/ Arnold Oronsky, Ph.D.             Chairman of the Board                   September 3, 1998
---------------------------------------
          (Arnold Oronsky, Ph.D.)


        /s/ Brian G. Atwood                  Director                                September 3, 1998
---------------------------------------
          (Brian G. Atwood)


                                             Director                                September 3, 1998
---------------------------------------
          (Joseph R. Coulter, III)


       /s/ Donald L. Lucas                   Director                                September 3, 1998
---------------------------------------
          (Donald L. Lucas)


       /s/ Robert Momsen                     Director                                September 3, 1998
---------------------------------------
          (Robert Momsen)


       /s/ George J. Sella, Jr.              Director                                September 3, 1998
---------------------------------------
          (George J. Sella, Jr.)


       /s/ Sue Van                          Director                                 September 3, 1998
---------------------------------------
          (Sue Van)

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
-------
  5.1          Opinion of Cooley Godward LLP

 23.1          Consent of Ernst & Young LLP

 23.2          Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

 24            Power of Attorney is contained on the signature pages.

 99.1          1996 Equity Incentive Plan, as amended as of  May 22, 1998.

*99.2          Form of Incentive Stock Option Agreement used in connection with the 1996 Equity
               Incentive Plan.

*99.3          Form of Nonstatutory Stock Option Agreement used in connection with the 1996 Equity
               Incentive Plan.

------------
* Documents incorporated by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-17661) filed with the SEC on December 11, 1996.